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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


Name                                              Jurisdiction of Incorporation
----                                              -----------------------------
Juniper Networks Austria Trading GmbH                        Austria
Juniper Networks Belgium N.V.                                Belgium
Juniper Networks Denmark ApS                                 Denmark
Juniper Networks Finland O.Y.                                Finland
Juniper Networks France Sarl                                 France
Juniper Networks GmbH                                        Germany
Juniper Networks Ireland Limited                             Ireland
Juniper Networks Italy srl                                    Italy
Juniper Networks B.V.                                    The Netherlands
Juniper Networks (U.K.) Limited                          United Kingdom
Juniper Networks (Spain) S.L.                                 Spain
Juniper Networks Sweden AB                                   Sweden
Juniper Networks Switzerland GmbH                          Switzerland
Juniper Networks Australia Pty Ltd.                         Australia
Juniper Networks (Hong Kong) Limited                        Hong Kong
Juniper Networks South Asia Limited                         Hong Kong
Juniper Networks China Limited                              Hong Kong
Juniper Networks India Private Limited                        India
Juniper Networks, K.K.                                        Japan
Juniper Networks Korea, Ltd.                                  Korea
Juniper Networks Malaysia SDN. BHD.                         Malaysia
Juniper Networks (Singapore) Pte Ltd                        Singapore
Juniper Networks Brazil Ltda.                                Brazil
Juniper Networks Canada Inc.                                 Canada
Juniper Networks Mexico SA de CV                             Mexico
Juniper Acquisition Corporation                             Delaware
Juniper Networks (Cayman) Limited                        Cayman Islands
Juniper Networks Credit Corporation                          Nevada
Juniper Networks Limited                                     Cyprus
Juniper Networks FSC, Ltd.                                  Barbados
Juniper Networks International Inc.                         Delaware
Menlo/Juniper Networks LLC                                 California